Joint Filer Information

NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER:   Prentice Capital Management, LP
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ISSUER: Gaiam, Inc.
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DATE OF EVENT REQUIRING STATEMENT: April 6, 2009
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SIGNATURE:



/s/ Michael Zimmerman
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    Michael Zimmerman